EXHIBIT 99.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as the sole administrative officer of the American Software, Inc. 401(k) Profit Sharing Plan (the “Plan”), and as such acting as both the chief executive officer and chief financial officer of the Plan for purposes of this Certification, that, to his knowledge, the Annual Report of the Plan on Form 11-K for the period ended December 31, 2002 fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Plan.

Date: June 23, 2003

Signature:

/S/    VINCENT C. KLINGES

Vincent C. Klinges

Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.